Exhibit 99.1

Pacific Coast Oil Trust

Pacific Coast Oil Trust Announces Receipt of Notice from NYSE Regarding Late Filing of Quarterly Report on Form 10-Q

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News Release

For Immediate Release

Houston, Texas — November 20, 2019 — PACIFIC COAST OIL TRUST (NYSE—ROYT) (the “Trust”), a royalty trust formed by Pacific Coast Energy Company LP, announced today that on November 19, 2019 the Trust received notice from the New York Stock Exchange (the “NYSE”) that the Trust is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual because the Trust failed to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than November 18, 2019.

The Trust previously filed a Form 12b-25 filed with the SEC on November 13, 2019 to extend the due date for the Form 10-Q from November 12, 2019, the date on which such report was initially due, to November 18, 2019.  As previously disclosed, on October 4, 2019 PricewaterhouseCoopers LLP resigned as the independent registered public accounting firm of the Trust.  Although The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust (the “Trustee”), is searching for a successor independent registered public accounting firm, the Trustee has not yet identified a suitable successor willing to serve as the Trust’s independent registered public accounting firm.  As the Trust has not yet appointed a successor independent registered public accounting firm, the Trust was unable to file the Form 10-Q with the SEC within the prescribed time period.

As a result of the foregoing, the Trust will have six months from November 12, 2019 to file the Form 10-Q with the SEC. The Trust can regain compliance with the NYSE’s continued listing requirements at any time during this six-month period by filing the Form 10-Q with the SEC. The Trust intends to file the Form 10-Q as soon as reasonably practicable following the appointment of a suitable successor independent registered public accounting firm. If the Trust fails to file the Form 10-Q within this six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Trust to regain compliance, depending on the specific circumstances. The notice from the NYSE also provides that the NYSE may nevertheless commence delisting proceedings at any time, including during the six-month grace period, if it deems that the circumstances warrant. Under NYSE rules, the Trust’s units of beneficial interest will remain listed on the NYSE under the symbol “ROYT” with an “LF” indicator to signify late filing status.

No assurance can be given that the Trust will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Trust’s units of beneficial interest ultimately were to be suspended from trading on, or delisted from, the NYSE for any reason, it could have adverse consequences including, among others: lower demand and market price for the Trust’s units of beneficial interest; adverse publicity; and a reduced interest in the Trust from investors, analysts and other market participants.

This press release contains forward-looking statements, including all statements other than statements of historical fact. No assurances can be given that such statements will prove to be correct. Whether the Trust will be able to regain compliance with the listing requirement described above or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual will be determined by factors outside of the control of the Trust and the Trustee, including oil and gas commodity prices, actions of market participants, and whether the Trust is able to engage a suitable replacement for PricewaterhouseCoopers LLP to serve as the Trust’s independent registered public accounting firm. Statements made in this press release are qualified by the cautionary statements made in this press release. The Trust and the Trustee do not intend, and assume no obligation, to update any of the statements included in this press release.

Contact:

Pacific Coast Oil Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Sarah Newell

1(512) 236-6555

601 Travis Street, 16th Floor, Houston, TX 77002